Exhibit 10.1

SECOND POST CLOSING AMENDMENT TO THE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Second Post Closing Amendment Assignment and Assumption Agreement is entered into as of April 22,2020 (this Second Amendment”) by and between Lans Holdings Inc., a Nevada Corporation having its principle place of business at 801 Brickell, Miami, FL 33133 (“Assignor”), Meso Numismatics Inc. a Nevada Corporation having its principal place of business at 433 Plaza Real Suite 275 Boca Raton, Florida 3432 (“Assignee”), Global Stem Cells Group Inc. a Florida Corporation having its principal place of business at 14750 NW 17th Court, suite 304, Miami Lakes, Florida, 33016 USA (“Global”) and Benito Novas, CEO of Global, in his capacity as CEO and shareholder of Global and residing in Miami Florida (“BN”) (“Assignor, Assignee, Global and BN individually a “Party” and together the “Parties).

WHEREAS, the Parties entered into an Assignment and Assumption Agreement dated November 27, 2019 (“Assignment “), assigning all the rights and obligations to Assignee under the New LOI dated November 27, 2019 (as defined in said Assignment) and into a Post-Closing Amendment to the Assignment and Assumption Agreement dated December 19, 2019 (“First Amendment”), attached hereto as EXHIBIT A (the “Original Agreement”);

WHEREAS, the Parties deem it to be in their respective best interests to amend the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment. The Original Agreement is hereby amended as follows:

I. The Deadline to enter into a definitive agreement pursuant to Section 7 of the New LOI, has been extended to 150 days from the execution of this Second Amendment.

II. Section 9d of the New LOI has been replaced in its entirely and shall hence-forthwith read as follows:

“d. In addition, Pubco shall pay an amount equal to $225,000 USD (two hundred and twenty-five thousand dollars US) (“Payment”) to GSCG which shall be paid as follows:

I. An amount equal to $50,000 USD (fifty thousand USD) within 20 business days of the execution of this herein Second Amendment;

II. An amount equal to $75,000 USD (fifty thousand USD) within 60 business days from the initial $50,000 payment in section I. above and;

III. The remaining balance to be paid in full at the latest upon execution of the Definitive Agreement or at such other date as shall be specified by the Parties.

III. The Deadline for the option to receive Preferred Shares granted to Assignee in Section 2 IV of the First Amendment, has been extended to 150 days from the execution of this herein Second Amendment.

2. Miscellaneous.

I. This Amendment including the recitals and all of the Annexes attached hereto, along with the Original Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, amendments, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties.

II. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of law.

III. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered, sent by electronic means to the address as shall have been communicated by each Party to the other Parties, or by established overnight courier to the addresses first stated above.

IV. This Amendment may not be amended except by instrument in writing signed by each of the Parties.

V. Each Party shall cooperate and take any and all actions as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Amendment.

VI. If any one or more of the provisions contained in this Amendment shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

VII. The recitals to this Amendment are incorporated herein by this reference and made a material part of this Amendment.

VIII. Except as specifically amended by this Amendment the terms and conditions of the Original Agreement remain in full force and effect.

IX. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile or electronic signatures of the undersigned Parties will have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment and Assumption Amendment as of the date first above written.

GLOBAL STEM CELLS GROUP INC.		MESO NUMISMATICS INC.

By:	/s/ Benito Novas	By:	/s/ Melvin Pereira
	Benito Novas, CEO		Melvin Pereira, CEO

BENITO NOVAS		LANS HOLDINGS INC.

By:	/s/ Benito Novas	By:	/s/ Trevor Allen
Trevor Allen, CEO

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement is entered into as of November 27, 2019 (this “Agreement’ ) by and between Lans Holdings Inc., a Nevada Corporation having its principle-place of business at 801 Brickell, Miami, FL 33133 (“Assignor”), Mesa Numismatics Inc.a Nevada Corporation having its principal place of business at 433 Plaza Real Suite 275 Boca Raton, Florida 3432 (“Assignee”), Global Stem Cells Group Inc. a Florida Corporation having its principal place of business at 14750 NW 77th Court, suite 304, MiamiLakes, Florida, 33016 USA (“Global”) and Benito Novas, CEO of Global, in his capacity as CEO and shareholder of Global and residing in Miami Florida (“BN”) (“Assignor, Assignee, Global and BN individually a “Party’’ and together the “Parties).

WHEREAS, Assignor, BN and Global previously entered into a Binding Letter of Intent entered into on May 23, 2019 and an Amendment to the Binding Letter of Intent entered into on September 11,2019, (“Collectively the “Original LOI”) attached hereto as Annex A;

WHEREAS, Assignor desires to assign all of its rights, interests and obligations under the Original LOI to Assignee as set forth herein, and Assignee wishes to assume such rights, interests and obligations, the whole pursuant to the terms of a new Binding Letter of Intent simultaneously entered into with the execution of this Agreement, by and between Assignee, Global and BN (“New LOI”), attached hereto as Annex B;

WHEREAS Assignor, Global and BN agree that upon execution of this Agreement, the Original LOI will hereby be null and void and replaced in its entirety by the New LOI;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment.

I. Assignor hereby assigns and conveys to Assignee for the benefit of Assignee, its successors and assigns, all of Assignor’s rights, title and interest in and to the Original LOI, the whole pursuant to and as set forth in the New LOI (“Assignmenf”).

II. Global and BN agree to such Assignment and agree to irrevocably be bound by all of the terms and conditions of the New LOI.

III. Each of Assignor, Global and BN further agrees that any breach of this herein Section 1 shall be deemed a material breach of this Agreement and shall result in irreparable damage to Assignee. In the event of any such breach, Assignee shall be entitled to specific performance and immediate injunctive or other equitable relief, without the necessity of posting a bond against Assignor, Global and/or BN, as applicable. Any such relief shall be in addition to and not in lieu of any other relief by way of monetary damages or any other remedy in equity or at law that Assignee shall have the right to pursue each of Assignor, Globaland BN, as applicable and/or its respective affiliates and its respective officers. employees, agents. or other representatives.

2. Assumption. In consideration for the Assignment, Assignee shall:

I. Assume, undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments pursuant to the New LOI;

II. Assume, and undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments of Assignor relating to certain debt appearing on Assignor’s books, the whole as enumerated and set forth in Annex C attached herein (the “Assigned Debt”); and

III. Issue to Assignor 1,000 shares of its Series CC Convertible Preferred Stock (“Preferred Shares”) Such Preferred Shares shall bear the preferences as set out herewith in Annex D. Such Preferred Shares when issued, shall be validly issued, fully paid and non-assessable, and free from all liens, claims and encumbrances with respect to the issue thereof and shall bear a restrictive legend if and as required pursuant to applicable securities law.

3. Release. Each of Assignor, Global and BN, agrees that upon the execution of this Agreement and the New LOI, each shall forever release each other from any and all obligations and liabilities under the Original LOI and each shall have no rights or claims one against the other under the Original LOI.

4. Representations and Warranties of Assignor.

I. Assignor represents and warrants to Assignee, Global and BN as of the execution of this Agreement, that:

a.	It has full right, power and authority to enter into this Agreement, and to perform all of its obligations hereunder,

b.	It has full power and authority to assign all of its rights. title and interests in the Original LOI and contained in this Agreement and to consummate the transactions contemplated herein, if and when applicable, without any further necessary or requisite approvals; and

c.	No provision of law and no contract to which Assignor is a party prevents Assignor from performing any of the obligations hereunder.

II. No representation or warranty made by Assignor in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by Assignor or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished, to the best of Assignor’s knowledge and belief.

III. The foregoing representations and warranties are made by Assignor with the knowledge and expectation that Assignee, Global and BN are placing reliance thereon.

5.	Representations and Warranties of Assignee

I. Assignee represents and warrants to Assignor, Global and BN as of the execution of this Agreement, that:

a.	It has full right, power and authority to enter into this Agreement, and to perform all of its obligations hereunder;

b.	It has full power and authority to be assigned all of the rights, title and interests of the Assignor in the Original LOI and contained in this Agreement and to enter into the New LOI and consummate the transactions contemplated herein and, therein if and when applicable, without any further necessary or requisite approvals; and

c.	No provision of law and no contract to which Assignee is a party prevents Assignee from performing any of the obligations hereunder.

II. No representation or warranty made by Assignee in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by Assignee or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished, to the best of Assignee’s knowledge and belief.

III. The foregoing representations and warranties are made by Assignee with the knowledge and expectation that Assignor, Global and BN are placing reliance thereon.

6.	Representations and Warranties of each of Global and BN

II. Each of Global and BN represents and warrants to Assignor and Assignee as of the execution of this Agreement, that:

a.	Each of Global and BN has full right, power and authority to enter into this Agreement, and to perform all of its obligations hereunder;

b.	Each of Global and BN has full power and authority to agree to the assignment of all of the rights, title and interests of Assignor in the Original LOI to Assignee and contained in this Agreement, to enter into the New LOI and to consummate the transactions contemplated herein, and therein if and when applicable, without any further necessary or requisite approvals; and

c.	No provision of law and no contract to which each of Global and BN is a party prevents Global and/or BN from performing any of the obligations hereunder.

II. No representation or warranty made by each of Global and BN in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by each of Global and BN or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished, to the best of each of Global’s and BN’s knowledge and belief.

III. The foregoing representations and warranties are made by each of Global and BN with the knowledge and expectation that Assignor and Assignee are placing reliance thereon.

7.	Indemnification.

I. Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of any breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

II. The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

III. The rights and obligations of the Parties under this Article shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

8.	Miscellaneous.

I. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person or entity other than the Parties, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including any third party beneficiary rights.

II. This Agreement including the recitals and all of the Annexes attached hereto, sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties. This Agreement may be amended only by a writing executed by each of the Parties on the subject matter hereof.

III. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of law.

IV. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered, sent by electronic means to the address as shall have been communicated by each Party to the other Parties, or by established overnight courier to the addresses first stated above.

V. This Agreement may not be amended except by instrument in writing signed by each of the Parties.

VI. Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement.

VII. If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

VIII. The recitals to this Agreement are incorporated herein by this reference and made a material part of this Agreement.

IX. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile or electronic signatures of the undersigned Parties will have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment and Assumption Agreement as of the date first above written.

GLOBAL STEM CELLS GROUP INC.		MESO NUMISMATICS INC.

By:	/s/ Benito Novas	By:	/s/ Melvin Pereira
	Benito Novas, CEO		Melvin Pereira, CEO

BENITO NOVAS		LANS HOLDINGS INC.

/s/ Benito Novas		By:	/s/ Trevor Allen
Trevor Allen, CEO

New LOI

BINDING LETTER OF INTENT

The present document is a Binding Letter of Intent (“Binding LOI”) between Meso Numismatics Group Inc., a Nevada corporation having its principle place of business at 433 Plaza Real Suite 275 Boca Raton, Florida 3432 (“Pubco), Global Stem Cells Group Inc. a Florida Corporation, whose principal place of business is located at 14750 NW 77th Court, suite 304, Miami Lakes, Florida, 33016 USA, (“GSCG”) Benito Novas, CEO of GSCG (“BN”), in his capacity as CEO and shareholder of GSCG and residing in Miami Florida, (“BN referred to herein as Shareholder (Pubco, BN referred to herein as Parties or Party), whereby Pubco shall purchase all of the outstanding shares in GSCG (“Transaction”) under the following terms and conditions:

1. Whereas, there are currently 50,000,000 (Fifty Million) shares of common stock, no par value, issued and outstanding in GSCG (“GSCG Common Stock”);

2. Whereas, BN is the lawful holder of 50,000,000 (Fifty Million) shares of GSCG Common Stock (“BN Shares”);

3. Whereas BN is the holder of all of the issued and outstanding shares of GSCG Common Stock, representing 100% ownership in GSCG (“GSCG Shares”).

4. Whereas Pubco wishes to purchase from the Shareholder and the Shareholder wish to sell to Pubco, all of the GSCG Shares.

5. The Parties agree that Pubco shall purchase from the Shareholder all of the GSCG Shares (the “Transaction”) for an aggregate amount of shares and cash, the whole as set out in Section 9b. below.

6. The Parties agree that this Binding LOI is being entered into pursuant to an Assignment and Assumption Agreement entered into by and between the Parties on November 27, 2019 (“Assignment”).

7. The Parties agree and undertake to enter into mutually agreeable definitive agreements (“Definitive Agreement”) and any other documents necessary for the closing of the Transaction (“Closing”), within 150 days of the execution of this Binding LOI. Such Closing shall occur at the time of the Execution of the Definitive Agreement or at such other date as is practicable following the execution of the Definitive Agreement.

8. The Parties further undertake that prior to the Closing, each of Pubco and GSCG shall have obtained all consents and approvals including, without limitation, board of director approval and shareholder consent, as are necessary for the approval of the Transaction, and the execution of all related documents including, without limitation, the Definitive Agreement.

9. The Definitive Agreement will incorporate the Parties’ understandings with respect to the terms of the Transaction, among other things, the following:

a. Pubco shall receive all of the GSCG Shares from the Shareholder as follows:

I. Pubco shall receive all of the BN Shares from BN;

II. BN shall deliver to Pubco the respective certificates representing his respective GSCG Shares upon execution of the Definitive Agreement or at such other date as shall be specified by the Parties.

b. In exchange for the GSCG Shares, Pubco shall issue the following (“Payment Shares”):

I. BN shall receive:

a. 1,000,000 (one million) shares of Series AA (as defined in Section 10 herein below); and

b. 8,974 (eight thousand nine hundred and seventy four) shares of Series DD (as defined in Section 10 herein below).

c. Pubco shall deliver the Payment Shares to BN upon execution of the Definitive Agreement or at such other date as shall be specified by the Parties;

d. In addition, Pubco shall pay an amount equal to $225,000 USD (two hundred and twenty-five thousand dollars US) (“Payment’) to GSCG which may be paid in multiple tranches with the total Payment amount being paid in full at the latest upon execution of the Definitive Agreement or at such other date as shall be specified by the Parties;

e. GSCG shall retain its respective current CEO and Director(s), and no other director(s) shall be appointed within the context of the Closing.

10. Pubco represents and warrants the following:

a. Other than for the undesignated authorized shares of Preferred Stock as stated in Pubco’s financial filings, Pubco has no other authorized or issued classes or series of shares other than the following:

i. Common Stock, of which 5,336,177 shares were issued and outstanding as at November 15, 2019, the date of Pubco’s latest filing with the SEC;

ii. Series AA Super Voting Preferred Stock (“Series AA”), of which a total of 1,050,000 shares including the Payment Shares to be issued herein, shall be issued and outstanding at Closing;

iii. Series BB Convertible Preferred Stock none of which shall be issued and outstanding at Closing;

iv. Series CC Convertible Preferred Stock of which 1,000 shall be issued and outstanding at Closing.

v. Series DD Convertible Preferred Stock (“Series DD”), of which a total of 10,000 shares are authorized and all of which, including the Payment Shares shall be issued and outstanding at Closing.

b. Pubco further warrants that no changes shall be made to any of the rights and preferences of any of its series of its preferred stock existing at the time of execution of this Binding LOI.

c. It has the necessary consent, legal authority and power to enter into this Binding LOI.

11. GSCG represents and warrants the following:

a. GSCG has no other authorized or issued classes or series of shares other than Common Stock, of which 50,000,000 shares are currently issued and outstanding;

b. No changes shall have been made to the share capital of GSCG at the time of the consummation of the contemplated Transaction and Section 11a. herein above shall hold true as of such consummation;

c. It has the necessary consent, legal authority and power to enter into this Binding LOI;

d. Each of GSCG and/or BN shall not intentionally take any action that may adversely affect the financial performance and/or financial situation of GSCG;

e. Shareholder further undertakes and warrants that he shall not:

i. sell, transfer, assign, offer, pledge, contract to sell, transfer or assign, sell any option or contract to purchase, purchase any option or contract to sell, transfer or assign, grant any option or right to purchase, or otherwise transfer, assign or dispose of, directly or indirectly, any of the assets of GSCG outside the normal scope of business and/or any portion of the GSCG Shares;

ii. enter into any swap or other arrangement that transfers or assigns to another person or entity, in whole or in part, any of the economic benefits, obligations or other consequences of any nature of ownership of any portion of the GSCG Shares;

12. The Parties acknowledge that any breach by any of GSCG and/or the Shareholder of any of their respective obligations under of any of Sections 5,6,7,8,9,11,13,16 and/or 17 and/or any subsections therein (“Sections”), shall result in irreparable damage to Pubco. In the event of any such breach, Pubco shall be entitled to:

i. An initial penalty equal to $500,000 USD (five hundred thousand dollars US) to be paid by Shareholder and/or GSCG, in addition to specific performance and immediate injunctive and any and all other relief, by way of monetary damages or any other remedy in equity or at law against Shareholder and/or GSCG, its affiliates and their respective officers, employees, agents, or other representatives;

ii. A reimbursement of any amounts of Payment made to GSCG; and

iii. A reimbursement of any and all fees incurred by Pubco pursuant to Section 19 herein below.

13. The Parties agree that Sections 14, 15, 16, 17 and 18 shall survive any termination of this Binding LOI.

14. Other than what appears in the public domain, the Parties understand and agree that this Binding LOI, the terms of the Transaction and the negotiations thereof and any other information relating to the contemplated transactions herein, are confidential and shall not be disclosed to any third party, without the express written consent of the Parties.

15. The Parties agree that Pubco shall bear the cost of all required fees associated with the contemplated Transaction, including but not limited to legal and accounting fees, regardless of whether or not the contemplated transactions herein is consummated.

16. The Parties agree that this Binding LOI shall be construed and governed by the laws of the State of Nevada. Subject to Section 17 herein below, the Parties hereby agree to submit the resolution of any disputes or controversies relating hereto to the Courts of the State of Nevada.

17. Notwithstanding the above, in the event of any disputes and/or controversies arising out of or relating to this Binding LOI and upon mutual written agreement by the Parties, the Parties shall submit any such disputes and/or controversies to binding arbitration in lieu of litigation, and upon any such submission, the Parties consent to the resolution thereof by such arbitration.

18. Each of Shareholder and GSCG hereby warrants and Lans Holdings Inc. hereby acknowledges that this Binding LOI along with the Assignment represents the entire agreement between the Parties relating to the subject matter herein and that upon the execution this Binding LOI, any and all previous agreements including the binding letter of intent and amendment thereto, entered into by and between Lans Holdings Inc., Shareholder and GSCG, shall be null and void and of no further force and effect.

19. The Parties acknowledge the binding nature of this Binding LOI and agree to be bound by the terms of this Binding LOI. This Binding LOI may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS THEREOF, the Parties agree on the content of this Binding LOI and, as evidence thereof, have signed this Binding LOI on this 27th day of November, 2019.

GLOBAL STEM CELLS GROUP INC.		MESO NUMISMATICS INC.

By:	/s/ Benito Novas	By :	/s/ Melvin Pereira
	Benito Novas, CEO		Melvin Pereira, CEO

BENITO NOVAS	LANS HOLDINGS INC.

/s/ Benito Novas	By:	/s/ Trevor Allen
Trevor Allen, CEO

POST CLOSING AMENDMENT TO THE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Post Closing Amendment Assignment and Assumption Agreement is entered into as of December 19,2019 (this “Amendment”) by and between Lans Holdings Inc., a Nevada Corporation having its principle place of business at 801 Brickell, Miami, FL 33133 (“Assignor”), Meso Numismatics Inc. a Nevada Corporation having its principal place of business at 433 Plaza Real Suite 275 Boca Raton, Florida 3432 (“Assignee”), Global Stem Cells Group Inc. a Florida Corporation having its principal place of business at 14750 NW 77th Court, suite 304, Miami Lakes, Florida, 33016 USA (“Global”) and Benito Novas, CEO of Global,in his capacity as CEO and shareholder of Global and residing in Miami Florida (“BN”) (“Assignor, Assignee, Global and BN individually a “Party” and together the “Parties).

WHEREAS, the Parties entered into an Assignment and Assumption Agreement dated November 27, 2019, attached hereto as EXHIBIT A (the “Original Agreement”);

WHEREAS, the Parties deem it to be in their respective best interests to amend the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants herein contained, and for other good and valuable consideration,the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment. The Original Agreement is hereby amended as follows:

Section 2 of the Original Agreement has been amended and shall hence for with read as follows:

2. Assumption. In consideration for the Assignment, Assignee shall:

I. Assume, undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments pursuant to the New LOI;

II. Assume, and undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments of Assignor relating to certain debt appearing on Assignor’s books, the whole as enumerated and set forth in Annex C attached herein (the “Assigned Debt”); and

III. Issue to Assignor 1,000 shares of its Series CC Convertible Preferred Stock (“Preferred Shares”). Such Preferred Shares shall bear the preferences as set out herewith in Annex D. Such Preferred Shares when issued, shall be validly issued, fully paid and non-assessable, and free from all liens, claims and encumbrances with respect to the issue thereof and shall bear a restrictive legend if and as required pursuant to applicable securities law.

IV. Notwithstanding the above, Assignee agrees to grant Assignor the option, within 120 days of execution of this herein Amendment, to receive the Preferred Shares bearing the same preferences as set out in Annex D of the Original Agreement,except that:

a.	All outstanding shares of Series CC Convertible Preferred Stock, in the number set forth in Annex E, shall automatically convert two years from date of issuance (‘Automatic Conversion Date”); and

b.	The holder may, from time to time and at any time prior to the Automatic Conversion Date, convert part or all of its shares of Series CC Convertible Preferred Stock into a number of fully paid and nonassessable shares of common stock at a price per share determined by dividing the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 4,000,000 and multiplying the result by 2.6 (Conversion Price”).

The form of Amendment to the Certificate of Designation of the Preferred Shares is set forth herein as Annex E. Assignee and Assignor undertake to enter into any other agreements and take any and all other actions as may be required to give effect to this herein Subsection 2 IV.

V. Grant registration rights to Assignor whereby Assignee undertakes to file a Registration Statement under the Securities Act to permit the distribution of the Preferred Shares (’“Registrable Securities”). as permitted by Rule 415 under the Securities Act. The Registration Statement filed with the Commission pursuant to this Amendment shall be filed on Form S-1or such other form of registration statement as is available to effect a registration of the Preferred Shares for the purposes of distribution and shall contain provisions and/or any plan of such distribution as required,pursuant to any method or combination of methods legally available to, and requested by,the Assignor. Assignee and Assignor undertake to enter into any other agreements and take any and all other actions as may be required to give effect to this herein Subsection 2V.

2. Miscellaneous.

I. This Amendment including the recitals and all of the Annexes attached hereto, along with the Original Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, amendments,arrangements, communications, discussions, representations and warranties,whether oral or written, between the Parties.

II. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Nevada. without giving effect to the principles of conflict of law.

Ill. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered, sent by electronic means to the address as shall have been communicated by each Party to the other Parties, or by established overnight courier to the addresses first stated above.

IV. This Amendment may not be amended except by instrument inwriting signed by each of the Parties.

V. Each Party shall cooperate and take any and all actions as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Amendment.

VI. If any one or more of the provisions contained in this Amendment shall be invalid, illegal, or unenforceable in any respect, the validity, legality,and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

VII. The recitals to this Amendment are incorporated herein by this reference and made a material part of this Amendment.

VIII. Except as specifically amended by this Amendment the terms and conditions of the Original Agreement remain in full force and effect.

1X. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile or electronic signatures of the undersigned Parties will have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment and Assumption Amendment as of the date first above written.

GLOBAL STEM CELLS GROUPINC.		MESO NUMISMATICSINC.

By:	/s/ Benito Novas	By:	/s/ Melvin Pereira
	Benito Novas, CEO		Melvin Pereira, CEO

BENITO NOVAS	LANS HOLDINGSINC.

/s/ Benito Novas	By:	/s/ Trevor Allen
Trevor Allen, CEO